UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 12, 2014

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On February 12, 2014, ICU Medical, Inc. (the “Company”) issued a press release announcing results for the fourth quarter and fiscal year ended December 31, 2013. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vivek Jain as Chief Executive Officer

On February 7, 2014, the Company and Vivek Jain entered into a new executive employment agreement (the “Agreement”), under which Mr. Jain will serve as the Chief Executive Officer of the Company, effective as of February 13, 2014 (the “Employee Commencement Date”). Effective as of the Employee Commencement Date, Mr. Jain also will be appointed as a member and Chairman of the Company’s board of directors.

Mr. Jain, 41, served as CareFusion’s President, Procedural Solutions since August 2011. From September 2009 until July 2011, Mr. Jain served as President, Medical Technologies and Services of CareFusion. From July 2007 until August 2009, Mr. Jain served as the Executive Vice President-Strategy and Corporate Development of Cardinal Health. Prior to joining Cardinal Health, from May 2006 to August 2007 Mr. Jain served as Senior Vice President/Head of Healthcare Strategy, Business Development and M&A for the Philips Medical Systems business of Koninklijke Philips Electronics N.V., an electronics company. Mr. Jain was an investment banker at J.P. Morgan Securities, Inc., an investment banking firm, from July 1994 to April 2006. His last position with J.P. Morgan was as Managing Director/Co-Head of Global Healthcare Investment Banking from April 2002 to April 2006.

The following summary of the material terms of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Agreement provides for an indefinite term, subject to earlier termination as described below, and for the following compensation in respect of Mr. Jain’s services as Chief Executive Officer of the Company:

•	an annual base salary $650,000;

•
an initial non-qualified stock option grant (the “Initial Option”) to purchase shares of the Company’s common stock, at an exercise price equal to the closing price of such stock on the date of grant, with a “Black Scholes” value at grant of $11.7 million, as follows:

◦
fifty percent (50%) of the Initial Option will vest ratably during the period of employment as to twenty-five percent (25%) of the shares subject thereto on each annual anniversary of the Employment Commencement Date and, to the extent vested, such shares will become exercisable based on achievement of milestones related to the price of the Company’s common stock during the period of employment and the term of the Initial Option;

◦
the remaining fifty percent (50%) of the Initial Option (the “Time-Based Option”) will vest during the period of employment as to twenty-five percent (25%) of the shares subject thereto on the one (1) year anniversary of the Employment Commencement Date and as to 1/48th of the shares subject thereto on each monthly anniversary thereafter;

•
a restricted stock unit grant (the “Initial RSU”) with a value equal to $4,000,000 based on the closing price of the Company’s stock underlying the RSU on the date of grant, vesting ratably in equal annual increments over a three (3) year period commencing on the Employment Commencement Date;

•
participation in the annual bonus plan of the Company, pursuant to which Mr. Jain’s target bonus opportunity will not be less than one hundred percent (100%) of his base salary (for fiscal year 2014, the amount of the actual bonus payable to Mr. Jain will not be less than 66% of his base salary);

•
commencing in 2015, Mr. Jain will be considered for annual equity incentive awards under any applicable plans adopted by the Company during the period of employment for which executives are generally eligible;

•	paid annual vacation with vacation accrual of not less than 5 weeks per year; and

•	certain other benefits and reimbursements.

In the event that Mr. Jain’s employment terminates as a result termination by the Company without “cause” (as defined in the Agreement), by Mr. Jain for “good reason” (as defined in the Agreement), “disability” (as defined in the Agreement) or death, he will receive, subject to delivery and non-revocation of a general release of claims in favor of the Company:

•
if such termination occurs prior to the second (2nd) annual anniversary of the Employment Commencement Date, a lump sum payment in cash equal to three (3) times the sum of (x) his base salary and (y) target bonus for the year of termination;

•
if such termination occurs on or following the second (2nd) annual anniversary of the Employment Commencement Date, and not in connection with or following a change in control (as defined in the Agreement), a lump sum payment in cash equal to one (1) times the sum of (x) his base salary and (y) target bonus for the year of termination;

•
if such termination occurs on or following the second (2nd) annual anniversary of the Employment Commencement Date and in connection with, or at any time following, a change in control, a lump sum payment in cash equal to two (2) times the sum of (x) his base salary and (y) target bonus for the year of termination;

•	Immediate vesting of one hundred percent (100%) of the shares subject to the Time-Based Option and the Initial RSU; and

•
Extension of the exercise period for all of Mr. Jain’s outstanding Company stock options, to the extent vested, for a period of three (3) years following the termination date, but in no event later the ten (10) year term/expiration date of the applicable option.

In the event of a “change in control” (as defined in the Agreement) during the period of employment, Mr. Jain will vest in one hundred percent (100%) of the shares subject to the Initial Option and Initial RSU, and all performance goals or other vesting criteria will be deemed achieved at target levels.

In the event that any of the payments or benefits under the Agreement or otherwise would become subject to excise taxes imposed by Section 4999 of the Code (the “Excise Tax”), such payments of benefits would be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits would be subject to the Excise Tax, whichever is more favorable on an after tax basis to Mr. Jain.

Acting President and Chief Executive Officer

In connection with Mr. Jain’s appointment as the Company’s Chief Executive Officer, Steve Riggs, who had been serving as the Company’s Acting President and Chief Executive Officer, returned to his position as the Company’s Vice President of Operations effective as of February 13, 2014.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

10.1	Executive Employment Agreement, dated as of February 7, 2014, by and between ICU Medical, Inc. and Vivek Jain.
10.2	Amendment to Executive Employment Agreement, dated as of February 12, 2014, by and between ICU Medical, Inc. and Vivek Jain.
99.1	Press Release dated February 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2014

    ICU MEDICAL, INC.

/s/ Scott E. Lamb
Scott E. Lamb
Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Executive Employment Agreement, dated as of February 7, 2014, by and between ICU Medical, Inc. and Vivek Jain.
10.2	Amendment to Executive Employment Agreement, dated as of February 12, 2014, by and between ICU Medical, Inc. and Vivek Jain.
99.1	Press Release dated February 12, 2014.